Exhibit 99.1

News Release

For release on October 13, 2015	Contact A. Sage Osterfeld sage.osterfeld@sysorex.com tel: (760) 707-0459

Sysorex Names Kevin Harris Chief Financial Officer

PALO ALTO, Calif. – Big data analytics and solutions provider Sysorex (NASDAQ: SYRX) today announced it has named Kevin Harris as Chief Financial Officer. Harris is a veteran executive with more than two decades’ experience in senior financial roles. Harris, who will report to CEO Nadir Ali, is expected to join October 19, 2015.

“Kevin is a strong leader who has an extensive financial and auditing background and substantial capital markets experience as the CFO of publicly traded technology-based companies. This experience and perspective will be invaluable as Sysorex moves forward with its transformation into a leading data analytics company,” said Sysorex Chief Executive Officer Nadir Ali. “We are looking forward to deploying his skills to help us continue to build a foundation for delivering corporate growth and value to our customers and shareholders.”

Harris’ background includes senior executive and financial positions at a number of technology and media firms including his most recent role as CFO of Response Genetics Harris began his financial career at KPMG. He assumes the CFO role from Wendy Loundermon who has served as Sysorex’s interim CFO since January, 2015 and before that as Sysorex’s CFO from 2002 to November, 2014. Loundermon will continue with Sysorex as Vice President of Finance and President of the company’s government services unit. "I would like to thank Wendy for the excellent job she has done as interim chief financial officer," said Ali. "We expect a seamless transition as Kevin steps into the leadership position with our finance team."

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About Sysorex

Sysorex develops the systems and solutions that power the data-driven enterprise. With an innovative approach to big data, analytics and the Internet of Things (IoT), we blend virtual data from software and networks with the huge volume of physical data generated by mobile devices and Internet-connected things to open new worlds of insight. Our unique solutions are helping organizations worldwide improve decision making, increase productivity, and fuel the discoveries of tomorrow. Headquartered in Palo Alto, California, we have regional offices in North America, South America, Europe and the Middle East. Visit www.sysorex.com, follow us @SysorexGlobal and Link up on LinkedIn.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Sysorex and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, the company’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in the company’s periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Contacts

Sysorex:
A. Sage Osterfeld, +1 (760) 707-0459
sage.osterfeld@sysorex.com
or
Sysorex Investor Relations:
CorProminence LLC
Scott Arnold, +1 (516) 222-2560
Managing Director
www.corprominence.com

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